Exhibit 5.1

KPMG LLP	Telephone	(604) 691-3000
Chartered Professional Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Equinox Gold Corp.

We consent to the use of our report dated March 23, 2022 on the consolidated financial statements of Equinox Gold Corp. which comprise the consolidated statements of financial position as of December 31, 2021 and December 31, 2020, the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years then ended and the related notes, and our report dated March 23, 2022 on the effectiveness of internal control over financial reporting as of December 31, 2021 which are incorporated by reference in the Registration Statement on Form F-10 dated November 21, 2022 of Equinox Gold Corp.

/s/ KPMG LLP

Chartered Professional Accountants

November 21, 2022

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.